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                                                                    EXHIBIT (99)



                            Lufkin Industries, Inc.
                               601 South Raguet
                             Lufkin, Texas  75904



March 26, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE: CONFIRMATION OF RECEIPT OF ASSURANCES FROM ARTHUR ANDERSEN LLP FOR
    THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001


Ladies and Gentlemen:

Lufkin Industries, Inc. (the "Company") engages Arthur Andersen LLP ("Andersen") as its independent public accountant. Though the report and opinion from Andersen on the Company's consolidated financial statements are dated February 8, 2002, the filing of the Annual Report on Form 10-K for the Year ended December 31, 2001, and the consent of Andersen to incorporate its report are dated after March 14, 2002. Per the requirements of Temporary Note 3T to Article 3 of Regulation S-X contained in Release Nos. 33-8070 and 34-45590, special assurance disclosures are required to be filed for reports from Andersen issued after March 14, 2002.

      The Company has requested and received a letter of assurance from Andersen that represents to the Company that its audit was subject to Andersen's quality control system for the U.S. accounting and audit practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

      Based on these assurances, the Company respectfully requests that the Commission accept Lufkin Industries, Inc. financial statements as audited by Andersen in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


Respectfully submitted,

/s/ R. D. Leslie

R. D. Leslie
Vice President/Treasurer/Chief Financial Officer